ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20140752813-73
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/06/2014 1:32 PM
	Entity Number C28794-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

COSTAS, INC.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: July 17, 2014

4. Description of the inaccuracy or defect:

THE REVERSE RATIO WAS MISTATED AT A RATIO OF 10:1.

5. Correction of the inaccuracy or defect:

The Company's total issued and outstanding shares of Common Stock shall hereby be reduced by way of a reverse split of such shares at the rate of 1 share for every 25 shares currently issued and outstanding (the "Reverse Split"). The Company shall instruct its transfer agent to note the Reverse Split in the records of the Company by issuing new share certificates upon the surrender of the existing certificates by each shareholder beneficially holding shares of its common stock and all fractional shares shall be rounded up to the next whole number.

6. Signature:

X

Authorized Signature | President **Title *** | November 6, 2014 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.